UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supply Agreement with Global Expertise Wafer Division

On June 18, 2007, Hoku Materials, Inc. (“Hoku Materials”), a wholly-owned subsidiary of Hoku Scientific, Inc. (“Hoku”), entered into a supply agreement (the “Supply Agreement”) with Global Expertise Wafer Division (“GEWD”), a wholly-owned subsidiary of Solar-Fabrik AG (“Solar-Fabrik”), for the sale and delivery of polysilicon to GEWD over a seven-year period beginning in December 2009. Under the Supply Agreement, up to approximately $185 million may be payable to Hoku Materials during the seven-year period, subject to the achievement of milestones, the acceptance of product deliveries and other conditions. The Supply Agreement provides for the delivery of predetermined volumes of polysilicon by Hoku Materials and purchase of these volumes by GEWD each month and each year at set prices from or before December 31, 2009, for a continuous period of seven years.

The Supply Agreement provides for an immediate initial direct deposit of $2 million to Hoku Materials as a prepayment for future product deliveries, and requires that GEWD pay Hoku an additional prepayment of up to $51 million if Hoku Materials achieves certain production and quality milestones prior to the first required shipment in December 2009. As security for GEWD’s $51 million prepayment obligation, GEWD is required to deliver to Hoku Materials a $25 million bank letter of credit on or before June 30, 2007, and an additional $26 million bank letter of credit on or before September 30, 2007. If GEWD does not provide the $25 million letter of credit on or before June 30, 2007, then Hoku Materials may terminate the Supply Agreement and retain the $2 million initial direct deposit. If GEWD provides the $25 million letter of credit on or before June 30, 2007, but does not provide the additional $26 million letter of credit on or before September 30, 2007, then Hoku Materials may reduce the predetermined volume of polysilicon and increase the predetermined price under the Supply Agreement.

Pursuant to the Supply Agreement, Hoku Materials must grant to GEWD a security interest in all of its tangible and intangible assets related to its polysilicon business, and all equity interests in Hoku Materials to serve as collateral for Hoku Materials’ obligations under the Supply Agreement.

The term of the Supply Agreement is seven years from the date of the first shipment in 2009, which is approximately December 31, 2016. Each party, however, may elect to terminate the Supply Agreement at an earlier date under certain circumstances, including, but not limited to, the bankruptcy, assignment for the benefit of creditors, liquidation or a material breach of the other party. Hoku Materials’ failure to deliver a predetermined quantity of Hoku manufactured product by December 31, 2009 or to complete successfully any of the polysilicon production and quality tests set forth in the Supply Agreement within specified periods of time constitute a material breach by Hoku Materials under the terms of the Supply Agreement, among other circumstances. GEWD’s failure to deliver the $25 million letter of credit by June 30, 2007 constitutes a material breach by GEWD, which entitles Hoku Materials to retain the full amount of the $2 million initial direct deposit. Each party may terminate the Supply Agreement if on or before March 31, 2008, Hoku Materials has been unable to complete the financing necessary to build its polysilicon production plant. Except for a termination by Hoku Materials due to GEWD’s failure to deliver the $25 million letter of credit, upon the expiration or termination of the Supply Agreement, Hoku Materials is generally required to refund to GEWD the entire amount of the $53 million deposit or cancel the letters of credit, less any part of the $53 million that has been applied to the purchase price of products delivered under the Supply Agreement.

The Supply Agreement will be filed with Hoku’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007.

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement with Idaho Power Company for Engineering of Hoku Electric Substation and Associated Facilities

On June 14, 2007, Hoku Materials entered into an Agreement for Engineering of Hoku Electric Substation and Associated Facilities (the “Engineering Agreement”) with Idaho Power Company to begin the engineering and procurement process for the electric substation to provide power for the planned Hoku Materials polysilicon production plant in Pocatello, Idaho. Upon signing the Engineering Agreement, Hoku Materials paid Idaho Power Company $458,500, and is obligated to pay an additional $458,500 on September 15, 2007 after receipt of a progress report and single-line electrical drawings of the planned electrical infrastructure.

The Engineering Agreement will be filed with Hoku’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Agreement with Spire Corporation

On October 14, 2006, Hoku Scientific, Inc. entered into a Purchase and Sale Agreement with Spire Corporation to purchase a photovoltaic module production line and related installation and training for approximately $2.0 million. On June 18, 2007, the parties amended the Purchase and Sale Agreement to reduce the total purchase price by $125,000, and to eliminate Spire Corporation’s obligation to provide installation and training services to us. We are required to take delivery of the solar module manufacturing equipment ex works Bedford, Massachusetts and Okazaki, Japan; and Spire Corporation will attempt to re-sell the module manufacturing equipment for us. The amendment is attached as Exhibit 10.41.

Item 8.01.	Other Events.

Planned Increase in Polysilicon Production Capacity; Change in Solar Strategy

On June 20, 2007, we issued a press release announcing our plans to increase our planned production capacity of polysilicon by up to 1,000 metric tons per year, to approximately 3,000 metric tons per year, our plan to re-sell our 15 megawatt per year solar module manufacturing line and solar cells inventory, and our plan to explore the possibility of selling our facility in Kapolei, Hawaii. The press release is entitled “Hoku Scientific and Solar-Fabrik Subsidiaries Sign Polysilicon Supply Agreement; Hoku Announces Plans to Increase Size of Polysilicon Plant and Change in Solar Strategy; Investor Conference Call Scheduled.” The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.41	Amendment No. 1, dated June 18, 2007, by and between Hoku Scientific, Inc. and Spire Corporation

99.1	Press Release, dated June 20, 2007, entitled, “Hoku Scientific and Solar-Fabrik Subsidiaries Sign Polysilicon Supply Agreement; Hoku Announces Plans to Increase Size of Polysilicon Plant and Change in Solar Strategy; Investor Conference Call Scheduled.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 20, 2007

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO

Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.41	Amendment No. 1, dated June 18, 2007, by and between Hoku Scientific, Inc. and Spire Corporation

99.1	Press Release, dated June 20, 2007, entitled “Hoku Scientific and Solar-Fabrik Subsidiaries Sign Polysilicon Supply Agreement; Hoku Announces Plans to Increase Size of Polysilicon Plant and Change in Solar Strategy; Investor Conference Call Scheduled.”